Exhibit 99.1

STARCRAFT CORPORATION AND SUBSIDIARIES

Goshen, Indiana

CONSOLIDATED FINANCIAL STATEMENTS

October 3, 2004, September 28, 2003 and September 29, 2002

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Starcraft Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Starcraft Corporation and Subsidiaries as of October 3, 2004 and September 28, 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended October 3, 2004. Our audit also included the financial statement schedule listed in the index at Item 15(c). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Starcraft Corporation and Subsidiaries as of October 3, 2004 and September 28, 2003, and the results of their operations and their cash flows for each of the three years in the period ended October 3, 2004 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

As explained in Note 16, the Board of Directors has agreed to a sale of all the common stock of the Company under an Agreement and Plan of Merger.

/S/    CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Elkhart, Indiana

November 19, 2004

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

October 3, 2004 and September 28, 2003

	2004	2003
	(dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,173	$836
Accounts receivable
Trade, less allowance for doubtful accounts: 2004—$327; 2003—$200	21,195	28,606
Other receivables	2,188	576
Inventories	13,547	10,060
Tooling and engineering projects	2,609	6,593
Refundable income taxes	1,696	—
Deferred income taxes	1,949	1,487
Other current assets	678	922

Total current assets	45,035	49,080

Property and equipment
Land, buildings and improvements	5,812	6,005
Machinery and equipment	14,442	7,321

	20,254	13,326
Less accumulated depreciation	5,737	4,190

Property and equipment, net	14,517	9,136

Goodwill	77,443	—
Intangible assets, net of $1,440 accumulated amortization	12,860	—
Other assets	1,506	514

	$151,361	$58,730

See accompanying notes to consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

October 3, 2004 and September 28, 2003

	2004	2003
	(dollars in thousands)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$310	$—
Accounts payable, trade	20,860	19,549
Accrued expenses
Compensation and related expenses	1,742	2,668
Warranty	248	698
Income taxes	—	3,378
Taxes, other	185	434
Medical self insurance	412	—
Interest	262	—
Other	569	394

Total current liabilities	24,588	27,121

Long-term debt, net of current maturities	18,854	9,148

Deferred income taxes	4,938	—

Minority interest in subsidiary	—	9,821

Commitments and contingencies (Note 11)	—	—

Shareholders’ equity
Preferred stock, no par value: authorized 2,000,000 shares, none issued	—	—
Common stock, no par value: authorized 20,000,000 shares, issued and outstanding 8,968,691 shares in 2004 and 4,804,102 shares in 2003	149,831	15,203
Additional paid-in capital	9,665	3,420
Accumulated deficit	(56,794)	(6,151)
Accumulated other comprehensive income	279	168

	102,981	12,640

	$151,361	$58,730

See accompanying notes to consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended October 3, 2004, September 28, 2003 and September 29, 2002

	2004		2003	2002
	(dollars in thousands, except per share data)
Net sales		$173,403	$192,102	$104,684

Cost of goods sold		150,339	147,835	79,748

Gross profit		23,064	44,267	24,936

Operating expenses
Selling and promotion		2,897	1,866	2,014
General and administrative		16,194	17,297	13,501
Goodwill impairment		47,900	—	—
Amortization of intangibles		1,440	—	—
Compensation expense from warrant and option redemption		—	—	2,096

Operating income (loss)		(45,367)	25,104	7,325

Nonoperating (expense) income
Interest, net		(940)	(457)	(476)
Other, net		—	33	589

		(940)	(424)	113

Income (loss) before minority interest and income taxes		(46,307)	24,680	7,438

Minority interest		610	10,832	4,087

Income (loss) before income taxes		(46,917)	13,848	3,351

Income taxes (benefit)		(1,897)	2,060	388

Net income (loss)		$(45,020)	$11,788	$2,963

Earnings (loss) per common share, basic		$(5.79)	$2.37	$.62

Earnings (loss) per common share, diluted	$	*	$2.14	$.52

*	Not presented herein since effect is antidilutive.

See accompanying notes to consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended October 3, 2004, September 28, 2003 and September 29, 2002

	Issued and Outstanding Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Compre- hensive Income	Total
		(dollars in thousands)
Balance, October 1, 2001	4,255,059	$14,401	$1,386	$(18,490)	$—	$(2,703)

Net income	—	—	—	2,963	—	2,963
Stock option redemption	—	—	(378)	—	—	(378)
Issuance of common stock	199,000	449	—	—	—	449

Balance, September 29, 2002	4,454,059	14,850	1,008	(15,527)	—	331

Net income	—	—	—	11,788	—	11,788
Currency translation adjustments	—	—	—	—	168	168

Comprehensive income						11,956

5% Common stock dividend	225,460	—	2,412	(2,412)	—	—
Issuance of common stock	124,583	353	—	—	—	353

Balance, September 28, 2003	4,804,102	15,203	3,420	(6,151)	168	12,640

Net loss	—	—	(45,020)	—	—	(45,020)
Currency translation adjustments	—	—	—	—	111	111

Comprehensive loss						(44,909)

5% Common stock dividend	421,539	—	5,623	(5,623)	—	—
Tax benefit of disqualifying stock option dispositions	—	—	622	—	—	622
Issuance of common stock	3,743,050	134,628	—	—	—	134,628

Balance, October 3, 2004	8,968,691	$149,831	$9,665	$(56,794)	$279	$102,981

See accompanying notes to consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended October 3, 2004, September 28, 2003 and September 29, 2002

	2004	2003	2002
	(dollars in thousands)
Cash flows from operating activities
Net income (loss)	$(45,020)	$11,788	$2,963
Adjustments to reconcile net income (loss) to net cash from operating activities
Compensation expense from warrants and options	—	—	2,096
Depreciation and amortization	4,030	1,646	766
(Gain) loss on disposal of assets	—	233	(85)
Provision (credit) for losses on doubtful receivables	(70)	157	184
Minority interest	610	10,832	4,087
Goodwill impairment	47,900	—	—
Deferred income taxes	(958)	—	—
Tax benefit of disqualifying stock option dispositions	622	—	—
Changes in operating assets and liabilities, excluding effects from acquisitions in 2004
Accounts receivable	7,818	(6,621)	(11,163)
Refundable income taxes	(1,696)	—	—
Inventories	(2,112)	(1,856)	(3,568)
Tooling and engineering projects	3,984	(5,641)	(123)
Accounts payable	(2,726)	1,491	6,060
Accrued expenses	(5,179)	3,038	882
Other	509	(1,366)	(566)

Net cash from operating activities	7,712	13,701	1,533

Cash flows from investing activities
Collection of notes receivable, net	—	—	358
Purchase of property and equipment	(5,680)	(5,504)	(2,943)
Acquisitions, net of cash acquired	(1,200)	—	—
Proceeds from sale of property and equipment	41	13	42
Increase in other assets	354	—

Net cash from investing activities	(6,485)	(5,491)	(2,543)

Cash flows from financing activities
Net proceeds (payments) on revolving credit agreement	(8,203)	(3,556)	4,612
Proceeds from issuance of convertible debt	15,000	—	—
Deferred financing costs	(694)	—	—
Payments of long-term debt	(400)	—	(814)
Distributions to minority shareholder	(7,500)	(3,002)	(2,253)
Redemption and cancellation of warrants and options	—	(1,474)	(1,000)
Issuance of common stock	935	353	449

Net cash from financing activities	(862)	(7,679)	994

Effect of exchange rate changes on cash	(28)	21	—

Net change in cash and cash equivalents	337	552	(16)

Cash and cash equivalents at beginning of year	836	284	300

Cash and cash equivalents at end of year	$1,173	$836	$284

Supplemental disclosure of cash flow information
Interest paid	$678	$606	$473
Income taxes	2,535	673	137

Noncash investing and financing activities
Business acquisitions:

Liabilities assumed	$13,592	$—	$—

Issuance of shares of common stock	133,693	—	—

Issuance of notes payable as partial consideration consideration in redemption of warrants and stock options	$—	$—	$1,474

See accompanying notes to consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 1—NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Principles of Consolidation: Starcraft Corporation and Subsidiaries (collectively referred to as the “Company”) are second stage manufacturers of pickup truck and sport utility vehicles to an original equipment manufacturer (“OEM automotive supply”). The Company also supplies after-market automotive parts and products (“automotive parts and products”) to wholesale and retail customers, and provides engineering development services to customers in the automotive industry. The consolidated financial statements include the accounts of Starcraft Corporation and its wholly owned subsidiaries: Starcraft Automotive Group, Inc., Conversion Warranty, Inc. and Starcraft Southwest, Inc. On January 16, 2004, the Company acquired all the issued and outstanding shares of common stock of Wheel to Wheel, Inc. (“Wheel to Wheel”) in a merger transaction. Prior to the acquisition, the Company had a 50% ownership in Tecstar, LP and Tecstar Manufacturing Canada Limited (collectively “Tecstar”) which were 50% owned subsidiaries of Wheel to Wheel. Through the acquisition of Wheel to Wheel, the Company now owns 100% of Tecstar, which accounts are consolidated in these financial statements. Prior to January 16, 2004, the Company owned 50% of Tecstar and consolidated the accounts due to its effective control over Tecstar’s financial policies through its representation on the Boards of Managers, participation in policymaking processes, and interchange of managerial personnel. The Company accounted for the Wheel to Wheel 50% ownership as minority interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s customers operate primarily in the automotive industry. The Company’s sales are primarily to one customer in the United States and Canada.

Cash Equivalents and Concentrations: Cash equivalents include all highly liquid investments with a maturity when purchased of three months or less. The first $100 of deposits in each financial institution is insured by an agency of the U.S. Government.

Accounts Receivable: The Company sells to customers using credit terms customary in its industry. Credit is extended to customers based on an evaluation of the customer’s financial condition, and when credit is extended, collateral generally is not required. Interest is not normally charged on receivables. Management establishes an allowance for doubtful accounts for potential losses on its accounts receivable based on historical loss experience and current economic conditions. Accounts receivable are charged off to the allowance when management determines the account is uncollectible.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (“LIFO”) method for certain inventories ($229 and $224 at October 3, 2004 and September 28, 2003, respectively) and by the first-in, first-out (“FIFO”) method for all other inventories.

Tooling and Engineering Projects: Tooling and engineering projects represent costs, less amounts billed, incurred by the Company in the development of tooling and engineering services provided by the Company. The Company receives a specific purchase order for these tooling and engineering projects and is generally reimbursed by the customer within terms customary in its industry. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

Property and Equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. The Company is depreciating buildings over periods of 15 to 50 years, building improvements over periods of 5 to 20 years, and equipment over periods of 3 to 12 years. Gains or losses on disposition of property and equipment are included in income. Maintenance and repairs are expensed as incurred.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

Warranties: The Company follows the policy of accruing an estimated liability for warranties at the time the warranted products are sold. Warranty is provided for terms similar to those offered by the OEM to its customers. Warranty activity for the years ended October 3, 2004 and September 28, 2003 is as follows:

	2004	2003
Accrued warranty at beginning of year	$698	$771
Adjustments	(322)	(25)
Warranty claims paid	(128)	(48)

Accrued warranty at end of year	$248	$698

Segment Information: The Company’s principal business is the supply of the OEM Automotive Industry. The Company’s previously reported Automotive Parts and Products segment no longer meets the quantitative thresholds for separate disclosure as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

Revenue Recognition: The Company generally manufactures products based on specific orders from customers. Shipments are generally made by common carrier after receiving authorization from the customer, and revenue is recognized upon shipment under FOB factory terms.

Translation of Foreign Currency: Assets and liabilities of Tecstar Canada are translated at rates of exchange in effect at the close of the fiscal year. Revenues and expenses are translated at the average rates of exchange for the year. Translation gains and losses are accumulated within other comprehensive income as a separate component of shareholders’ equity. Foreign currency transaction gains and losses (transactions denominated in a currency other than Tecstar Canada’s local currency) are included in selling and administrative expenses, and net foreign currency transaction gains aggregated $225 and $1,120 for the years ended October 3, 2004 and September 28, 2003, respectively.

Fair Value of Financial Instruments: The carrying amount of the Company’s financial instruments, which include cash, accounts receivable, accounts payable and long-term debt, approximates fair value.

Other Income: Other income is comprised of royalty payments from parties that license the use of the Starcraft brand name and other miscellaneous items. In 2002, other income also included $332 related to cancellation of debt owed to a former vendor of the van conversion business.

Income Taxes: Deferred income taxes are provided based on the liability method of accounting pursuant to SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. A valuation allowance adjusts net deferred tax assets to the net amount that is more likely than not to be realized. No provision has been made for U.S. and state income taxes or foreign withholding taxes on the undistributed earnings (approximately $1,671 and $4,143 at October 3, 2004 and September 28, 2003, respectively) of foreign subsidiaries because it is expected that such earnings will be reinvested indefinitely. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to U.S. income taxes (subject to an adjustment for foreign tax credits), state income taxes and withholding taxes payable to the foreign countries. Determination of the amount of any unrecognized deferred income tax liability of these undistributed earnings is not practical.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

Goodwill: Goodwill represents the excess of the purchase price over the fair value of the assets acquired (see Note 2). Under SFAS No. 142, goodwill is not amortized and is assessed annually for impairment. Management has elected to test goodwill for impairment annually as of the end of the Company’s second fiscal quarter. Effective March 28, 2004, management determined the Company’s goodwill to be impaired and recorded a $47,900 impairment charge. The impairment charge resulted from a significant reduction in the Company’s fair market value of its common stock. The Company utilizes the fair market value of its common stock as a determination of the Company’s value.

Goodwill at beginning of year	$—
Additions	125,343
Impairment charge	(47,900)

Goodwill at end of year	$77,443

Evaluation of Impairment of Long-Lived Assets: In accordance with SFAS No. 144, “Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying value of long-lived assets whenever significant events or changes in circumstances indicate the carrying value of these assets may be impaired. The Company evaluates potential impairment of long-lived assets by comparing the carrying value of the net assets to the expected net future cash inflows resulting from use of the assets. Management believes that no material impairment of long-lived assets exists at October 3, 2004.

Stock Based Compensation: The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, and accordingly, accounts for its stock option plans using the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock-Based Compensation”.

The following table illustrates the effect on net income (loss) and earnings (loss) per share if compensation expense was measured using the fair value recognition provisions of SFAS No. 123.

	2004	2003	2002
Net income (loss), as reported	$(45,020)	$11,788	$2,963
Deduct: stock-based compensation expenses determined under fair value based method, net of tax	2,512	129	289

Proforma net income (loss)	$(47,532)	$11,659	$2,674

Basic earnings (loss) per share, as reported	(5.79)	2.37	.62
Proforma basic earnings (loss) per share	(6.12)	2.34	.56
Diluted earnings (loss) per share, as reported	*	2.14	.52
Proforma diluted earnings (loss) per share	*	2.12	.48

*	Not presented herein since effect is antidilutive

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

The proforma amounts shown above and the weighted-average grant-date fair values of options granted were estimated using the Black-Scholes option-pricing model with the following assumptions:

	2004	2003	2002
Risk-free interest rate	2.74% - 3.95%	3.10% - 5.25%	5.25% - 6.23%
Dividend yield	0%	0%	0%
Volatility factor	84.32% - 87.24%	84.18% - 86.17%	77.45% - 94.70%
Expected option life	4 years	4 years	4 years

Comprehensive Income: Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to shareholders’ equity. The Company’s other comprehensive income consists of foreign currency translation adjustments.

Use of Estimates: Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Management makes estimates for accrued warranty, valuation allowance for deferred tax assets, allowance for doubtful accounts, allowances for slow-moving and obsolete inventories, impairment of long-lived assets and goodwill and accruals for self-insured risks.

Earnings Per Common Share: Basic earnings per common share is based on net income available to common shareholders divided by the weighted average number of common shares considered to be outstanding during the period. Diluted earnings per common share shows the dilutive effect of any additional potential common shares issuable under stock options and convertible senior subordinated notes.

Fiscal Year: The Company’s fiscal year ends on the Sunday closest to September 30. The year ended October 3, 2004, consisted of 53 weeks, while the years ended September 28, 2003 and September 29, 2002 each consisted of 52 weeks.

Reclassifications: Certain amounts in the 2003 and 2002 consolidated financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on total assets, total shareholders’ equity or net income as previously reported.

Recently Enacted Accounting Standards: In December 2003, the Securities and Exchange Commission released Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supercedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104 clarifies existing guidance regarding revenue contracts that contain multiple deliverables to make it consistent with Emerging Issues Task Force (“EITF”) No. 00-21. The adoption of SAB No. 104 did not have a material impact on the Company’s consolidated financial statements.

In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. (“FIN”) 46R, a revision to FIN No. 46, “Consolidation of Variable Interest Entities.” FIN No. 46R clarifies some of the provisions of FIN No. 46 and exempts certain entities from its requirements. FIN No. 46R is effective at the end of the first interim period ending after March 15, 2004. The adoption of FIN No. 46R did not have a material impact on the Company’s consolidated financial statements.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 2—ACQUISITIONS

As disclosed in Note 1, effective January 16, 2004, the Company acquired all the issued and outstanding shares of common stock of Wheel to Wheel in a merger transaction for a purchase price of $133,693, representing the issuance of 3,550,000 common shares, with a market value of $37.66 per share. Wheel to Wheel provides design, engineering, validation and testing of automotives and automotive components and also manufactures show and specialty vehicles and pace cars. The Acquisition of Wheel to Wheel has been accounted for in accordance with the provisions of SFAS No. 141, “Business Combinations.” The operating results of Wheel to Wheel have been included in the Company’s consolidated financial statements from the date of acquisition. As discussed in Note 1, the financial statements of Wheel to Wheel’s Tecstar subsidiaries (50% owned by the Company prior to the January 16, 2004 acquisition) have previously been included in the Company’s consolidated financial statements.

The acquired assets and liabilities assumed have been recorded at their estimated fair values at the date of acquisition and approximate the following:

Cash	$4
Other current assets	2,508
Property and equipment	1,913
Other assets	3,582
Goodwill	124,978
Intangible assets	14,300
Current liabilities	(4,569)
Other liabilities	(9,023)

$133,693

Also during 2004, the Company acquired the assets of Tarxien Automotive and Classic Design Concepts, Inc. for a purchase price of $1,200. The purchase resulted in $365 of goodwill.

The following table illustrates the effect on revenues, net income and earnings (loss) per share if Wheel to Wheel had been acquired at the beginning of the year ended September 28, 2003. The proforma results of the Tarxien Automotive and Classic Design Concepts, Inc. acquisitions were insignificant.

	2004	2003
Net sales	$175,296	$197,914
Net income (loss)	(47,529)	19,374

Basic earnings (loss) per share	$(6.12)	$2.23
Diluted earnings (loss) per share	*	2.10

*	Not presented herein since effect is antidilutive.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 3—INVENTORIES

Inventories consist of the following:

	2004	2003
Raw materials	$12,917	$9,583
Finished goods	700	877

	13,617	10,460
Allowance for slow-moving and obsolete inventories	70	400

	$13,547	$10,060

NOTE 4—INTANGIBLE ASSETS

Intangible assets subject to amortization consist of a customer relationship and business contracts obtained with the acquisition of Wheel to Wheel. The customer relationship (cost of $10,000 and accumulated amortization of $336 at October 3, 2004) is being amortized using the straight-line method over 20 years. The contracts (cost of $4,300 and accumulated amortization of $1,104 at October 3, 2004) are being amortized by the straight-line method over the life of the respective contract, ranging from two to four years. Amortization expense was $1,440 for the year ended October 3, 2004 and is estimated as follows for each of the next five years: 2005 - $2,160; 2006 - $1,928; 2007 - $620; 2008 - $500 and 2009 - $500.

NOTE 5—NOTES PAYABLE, RELATED PARTY

On September 25, 2002, the Company reached an agreement to redeem and cancel 360,000 outstanding warrants and 500,000 outstanding stock options previously issued to two individuals, both of whom are currently directors and one of whom is an officer of the Company, as incentive for their guarantee of certain of the Company’s debt. The warrants and stock options were redeemed at a price of $5.54 per share (less each issue’s underlying strike price), which reflected a 15% discount from the average closing price of $6.52 per share for the twenty-day period through and including September 25, 2002. The total cost of the redemption was $2,474. Of this amount, the Company recorded $2,096 of compensation expense in fiscal 2002 (in fiscal 2001, the Company had recorded $378 of compensation expense for stock options issued in December 2000). The redemption price of $2,474 consisted of $1,000 in cash and notes payable of $1,474. The notes payable were paid in full during the year ended September 28, 2003.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 6—LONG-TERM DEBT

Long-term debt consists of the following:

	2004	2003
Domestic bank revolving lines of credit	$—	$9,143
Canadian revolving line of credit	975	5
Mortgage note payable to bank, due in monthly installments of $15 including interest at .5% above the bank’s prime rate (effective rate of 5.25% at October 3, 2003) due September 2006, collateralized by related building.	1,309	—
Promissory note payable to a former shareholder of Wheel to Wheel related to the stock redemption agreement (see Note 11), payable in monthly installments of $22 including interest at 5%, due May 1, 2013, unsecured.	1,821	—
Various capital lease obligations due in total monthly installments of $7 including interest ranging from 12% to 19%, with maturities through June 2006.	59	—
Senior subordinated convertible notes	15,000	—

	19,164	9,148
Less, current maturities	310	—

Long-term debt	$18,854	$9,148

The Company entered into a $30,000 revolving credit agreement with its current lending institution on January 16, 2004. This revolving credit facility replaced the two revolving credit agreements that existed at September 28, 2003 and provided for $12,000 of available borrowings of which $9,143 was outstanding at September 28, 2003. The terms of the new facility are similar to those of the two old facilities. Advances under the agreement are limited to a specific percentage of eligible receivables and inventories, subject to a maximum of $30,000. The advances bear interest subject to a pricing matrix with ranges of  3/4% below the prime rate to  1/4% above the prime rate dependent upon a ratio of the Company’s funded debt to EBITDA. The revolver also contains a LIBOR based borrowing option with rates ranging from 150 to 250 basis points above Euro dollar rates, dependent upon the same ratio of funded debt to EBITDA. The credit facility expires on April 1, 2006 and as a result, all borrowings under the credit facility at October 3, 2004 are classified as long-term debt. The borrowings are collateralized by substantially all of the Company’s assets.

The Canadian revolving line of credit was entered into in April 2003 and provides for maximum borrowings of $5,000. Advances under the agreement are limited to eligible receivables and a percentage of inventories. Borrowings bear interest subject to a pricing matrix with ranges of ¾% below bank prime to ¼% above bank dependent upon a ratio of funded debt to EBITDA. The borrowings are collateralized by substantially all of the Company’s assets and the credit facility expires on April 30, 2006.

The weighted-average interest rate on outstanding borrowings under the revolving lines of credit at October 3, 2004 was 4.5% (3.5% at September 28, 2003).

Effective July 13, 2004, the Company issued $15 million in principal amount of unsecured senior subordinated convertible notes in a private placement to accredited investors. The notes bear interest at 8.5% and mature in July 2009, with semi-annual interest payments payable on January 1 and July 1 of each year, commencing January 1, 2005. The interest payments can be made in either cash or shares of the Company’s common stock, at the Company’s discretion. The notes are convertible, subject to certain conditions, into 961,538 shares of the Company’s common stock at a conversion price of $15.60.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

The agreements for revolving credit facilities and the senior subordinated convertible notes contain various loan covenants with which the Company was in compliance as of October 3, 2004.

Maturities of long-term debt for each of the next five years are as follows: 2005 - $310; 2006 - $1,273; 2007 - $310; 2008 - $328 and 2009 - $15,346.

NOTE 7—INCOME TAXES

The components of income (loss) before income taxes are as follows:

	2004	2003	2002
United States operations	$(43,798)	$9,091	$3,351
Foreign operations	(3,119)	4,757	—

Total	$(46,917)	$13,848	$3,351

The provision (credit) for income taxes is summarized as follows:

	2004	2003	2002
Current
Federal	$—	$—	$—
State	101	733	388
Foreign	(937)	2,604	—

	(939)	3,337	388
Deferred	(1,061)	(1,277)	—

	$(1,897)	$2,060	$388

The provision (credit) for income taxes is different from the amount that would otherwise be computed by applying a federal statutory rate of 34% to income before income taxes. A reconciliation of the differences is as follows:

	2004	2003	2002
Rate applied to pretax income	$(15,952)	$4,708	$1,139
Non-deductible goodwill impairment	16,286	—	—
State income taxes, net of federal income tax benefit	67	484	255
Income taxes passed through minority interest	207	1,651	—
Utilization of net operating loss carryforwards	—	(3,433)	(1,006)
Change in valuation allowance	(1,111)	(1,277)
Other, net	(1,394)	(73)	—

	$(1,897)	$2,060	$388

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

The composition of the deferred tax assets and liabilities at October 3, 2004 and September 28, 2003 is shown below:

	2004	2003
Deferred tax assets
Inventories	$29	$98
Accrued warranty	97	155
Other accrued liabilities	678	723
Net operating loss carryforwards	2,042	1,277
Alternative minimum tax credit carryforward	406	490
Other	37	70

Total deferred tax assets	3,289	2,813
Valuation allowance	—	(1,111)

	3,289	1,702
Deferred tax liabilities
Intangible assets	(5,015)	—
Property and equipment	(1,263)	(215)

Net deferred tax asset (liability)	$(2,989)	$1,487

The alternative minimum tax carryforward of $406 has no expiration date. The net operating loss carryforwards expire as follows: $3,641 in 2021 and $1,830 in 2011.

NOTE 8—COMPENSATION PLANS

The Company sponsors three qualified profit-sharing plans, more commonly known as 401(k) plans, for all of its employees with over six months of service. The plans provide for discretionary matching contributions by the Company of the employee’s contribution, up to 6% of compensation. Also, the plans provide for additional discretionary contributions annually as determined by the Board of Directors. The amounts charged to expense for these plans were approximately $135, $56, and $31 in 2004, 2003 and 2002, respectively.

NOTE 9—STOCK OPTIONS

The Company maintains two stock incentive plans under which stock options are granted to key employees and directors. The plans authorize the granting of stock options for up to 1,436,360 shares of the Company’s common stock, of which 71,678 are still available for grant. The options in these two plans have five-year terms and generally become fully exercisable after six months. The Company also sponsors a stock option plan with 40,352 shares of common stock reserved for certain sales representatives who are not employees of the Company, of which 26,000 shares are still available for grant. There were 1,102 and 1,050 shares outstanding under this plan at October 3, 2004 and September 28, 2003, respectively. No compensation expense was recorded for options issued and outstanding under this plan as the effect was immaterial. These options also have a five-year term.

At October 3, 2004, there were 833,401 options issued and outstanding under these three plans. Under the three plans, options may not be granted at prices below 85% of the current market value of the stock at the date of grant. All options awarded through October 3, 2004 have been at fair market value on the date of grant.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

On November 20, 1998 the Company issued warrants to purchase 400,000 shares of common stock to two individuals as incentive for their partial guarantee of the Company’s long-term debt. The warrants entitled each of the individuals to purchase up to 200,000 shares of common stock of the Company for $2.20 per share, which was the ten day, average market price preceding the date of grant. The options had a five-year term. On December 12, 2000 the Company issued stock options to purchase 500,000 shares of common stock to two individuals as incentive for their partial guarantee of the Company’s long-term debt (see Note 5). Each of the individuals were entitled to purchase up to 250,000 shares of common stock of the Company for $3.00 per share, which was the twenty-day, average market price preceding the date of grant. The options had a five-year term. On September 25, 2002, the Company elected to redeem and cancel warrants to purchase 360,000 shares of common stock and options to purchase 500,000 shares of common stock (see Note 5).

A summary of the Company’s stock option and warrant activity and related information under the stock option plans and warrants for the years ended October 3, 2004, September 28, 2003 and September 29, 2002 follows:

	2004		2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding at beginning of year	721,954	$6.18	673,388	$3.19	1,888,894	$2.78
Granted	308,350	12.54	182,175	14.81	33,075	4.08
Canceled	—	—	(525)	11.18	(72,765)	6.33
Redeemed	—	—	—	—	(948,150)	2.42
Exercised	(196,903)	4.78	(133,084)	2.75	(219,397)	2.04
Expired	—	—	—	—	(8,269)	4.30

Outstanding at end of year	833,401	$8.87	721,954	$6.18	673,388	$3.19

Options outstanding at October 3, 2004, are exercisable at prices ranging from $1.42 to $38.55 and have a weighted-average remaining contractual life of 3.14 years. As of October 3, 2004, the exercise prices of 364,926 outstanding stock options were less than the market price of the Company’s common stock. The weighted-average fair value of options granted during the fiscal years ended October 3, 2004, September 28, 2003 and September 29, 2002, was $8.07, $9.24 and $3.05 respectively. The following table summarizes information about stock options outstanding at October 3, 2004.

Range of Exercise Price	Number Outstanding at October 3, 2004	Outstanding Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at October 3, 2004	Weighted- Average Exercise Price
$1.35 – $3.17	364,926	1.71 years	$2.82	364,926	$2.82
$9.72 – $13.35	405,475	4.30 years	10.75	130,475	11.69
$21.43 – $38.55	63,000	4.03 years	31.75	63,000	31.75

	833,401	3.14 years	$8.87	558,401	$8.16

There were exercisable options outstanding to purchase 552,904 and 429,286 shares at September 28, 2003 and September 29, 2002, respectively, at weighted-average exercise prices of $3.38 and $3.01, respectively.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 10—SHAREHOLDER RIGHTS PLAN

In August 1997, the Company adopted a Shareholders’ Rights Plan issuing one right for each outstanding share of common stock. Each right entitles the registered holder to purchase from the Company one share of common stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of the Company’s shares or is declared an “adverse person” by the Company’s Board of Directors. In these events, each right holder may purchase shares with a value equal to twice the exercise price. Furthermore, if the Company engages in certain mergers or similar business combinations a right holder may purchase shares of the acquiring company with a value to two times the purchase price of the right. However, effective November 23, 2004 the Company amended the Shareholders’ Rights Plan to state that it is not applicable to the transaction with Quantum (see Note 16). The rights expire on August 12, 2007.

NOTE 11—COMMITMENTS AND CONTINGENCIES

The Company leases certain of its facilities and equipment. Rent expense for 2004, 2003 and 2002 was $3,962, $2,654 and $1,404, respectively. Future minimum annual lease commitments at October 3, 2004 for long-term noncancelable operating leases are as follows:

2005	$3,181
2006	2,884
2007	2,445
2008	2,019
2009	1,823
Thereafter	4,522

$16,874

The Company is subject to various legal proceedings and claims with respect to such matters as product liabilities and other actions, which arise out of the normal course of its business. Management and its legal counsel periodically review the probable outcome of pending proceedings and the costs reasonably expected to be incurred. The Company accrues for these costs when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In the opinion of management, any ultimate cost to the Company in excess of amounts accrued will not materially affect its consolidated financial position, results of operations or cash flows.

Effective June 1, 2004, the Company provides a group health insurance plan for substantially all of its employees. The Company has stop-loss insurance to reduce its exposure under this plan. The Company is responsible for the funding of all claims up to $40 per individual per policy year and up to approximately $1,000 per year on the group as a whole. A liability of $412 has been recorded at October 3, 2004, to estimate payment of claims pending on that date. Future operating results could be affected should actual claims differ from management’s current estimate.

In connection with the Company’s acquisition of Wheel to Wheel, the Company assumed a ten year consulting agreement with a former shareholder of Wheel to Wheel. The agreement calls for payments of $28 per month throughout the term of the agreement. The Company’s policy is to expense the payments as they are incurred. At October 3, 2004, $2,915 remained to be paid out under the terms of the agreement.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

NOTE 12—RESEARCH AND DEVELOPMENT

The Company incurs costs to improve the appeal and safety of its products. Research and development costs are charged to operations when incurred. Amounts charged to operations were $647, $853 and $713 in 2004, 2003 and 2002, respectively.

NOTE 13—UNAUDITED FINANCIAL INFORMATION

Presented below is certain unaudited quarterly financial information for 2004 and 2003.

	Quarter Ended
	December 28, 2003	March 28, 2004	June 27, 2004	October 3, 2004
Net sales	$43,798	$39,156	$45,099	$45,350
Gross profit	7,646	5,663	5,128	4,627
Net income (loss)	1,323	(47,349)	74	932
Basic earnings (loss) per share	.26	(5.83)	.01	.10
Diluted earnings (loss) per share	.24	*	.01	.10

*	Not presented herein since effect is antidilutive.

	Quarter Ended
	December 29, 2002	March 30, 2003	June 29, 2003	September 28, 2003
Net sales	$39,882	$47,171	$62,117	$42,932
Gross profit	8,867	10,471	15,207	9,722
Net income	1,953	2,905	4,053	2,877
Basic earnings per share	.42	.58	.80	.57
Diluted earnings per share	.39	.53	.73	.51

The sum of quarterly earnings per share may not equal annual earnings per share due to changes in the diluted potential common shares.

Net income for the fourth quarter of 2004 was favorably impacted by $450 as a result of the decrease in the warranty reserve by management. The decrease was a result of a change in estimate by management.

NOTE 14—SHAREHOLDERS’ EQUITY AND EARNINGS (LOSS) PER SHARE

On March 17, 2004 and February 4, 2003, the Company declared a 5% stock dividend. As a result, the Company issued 421,539 and 225,460 additional shares of common stock, respectively. The number of basic and diluted shares, along with the basic and diluted earnings per share presented, have been adjusted to reflect these stock dividends.

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

A reconciliation of the numerators and denominators of the basic earnings (loss) per common share and earnings (loss) per common share assuming dilution computations for the years ended October 3, 2004, September 28, 2003 and September 29, 2002 is presented below.

	2004		2003	2002
Earnings (loss) per share, basic
Net income (loss) available to common shareholders		$(45,020)	$11,788	$2,963

Weighted average common shares outstanding (in thousands)		7,772	4,975	4,770

Earnings (loss) per share (EPS), basic		$(5.79)	$2.37	$.62

Earnings (loss) per share assuming dilution
Net income (loss) available to common shareholders		$(45,020)	$11,788	$2,963

Plus: Income impact of assumed conversions of Senior subordinated notes Interest on 8.5% convertible notes, net of tax		177	—	—

Net income (loss) available to common shareholders, plus assumed conversions		$(44,843)	$11,788	$2,963

Weighted average common shares outstanding (in thousands)		7,772	4,975	4,770

Add: dilutive effects of assumed
Conversion of senior subordinated notes and exercises of stock options (in thousands)		699	520	853

Weighted average common and dilutive potential common shares outstanding (in thousands)		8,471	5,495	5,623

Earnings (loss) per share (EPS) assuming dilution	$	*	$2.14	$.52

*	Not presented herein since effect is antidilutive.

NOTE 15—RELATED PARTY TRANSACTIONS

The Company paid administrative and engineering support in the amounts of $2,005 and $7,486 for 2004 and 2003, respectively to the Company’s partner in Tecstar. These expenses were in support of existing and potential new projects at Tecstar. The 2004 total includes amounts paid from October 1, 2003 through January 16, 2004, the date of the Wheel to Wheel acquisition.

NOTE 16—SUBSEQUENT EVENT

On November 23, 2004, the Company entered into an Agreement and Plan of Merger whereby Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) will acquire all of the issued and outstanding shares of common stock of Starcraft Corporation in a tax-free stock-for-stock exchange valued at approximately $185 million, including the assumption of debt and other consideration. Under the terms of the definitive Agreement and Plan of Merger, each Starcraft shareholder will receive 2.341 shares of Quantum common stock for every share of Starcraft common stock.

The proposed transaction has the unanimous support of both Boards of Directors, which are recommending that shareholders approve the transaction. Four of Starcraft’s largest shareholders, who collectively represent

STARCRAFT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

October 3, 2004, September 28, 2003 and September 29, 2002

(Dollars in thousands, except per share data)

51.3% of Starcraft’s issued and outstanding shares of common stock have entered into a voting agreement with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the merger. General Motors, Quantum’s largest stockholder, owning 14.2% of the issued and outstanding common shares of Quantum and 11.4% of the voting power of Quantum’s common stock, has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction.

The transaction will be submitted to the shareholders of both companies for approval. The transaction is also subject to customary regulatory review and closing conditions, and is expected to close in the first quarter of calendar year 2005.